Exhibit 10.24

600 PHARMACEUTICALS,LLC

SUBSCRIPTION AGREEMENT

WITH

Avante International Limited

October 11, 2017

NOTICE TO INVESTORS

FOR RESIDENTS OF ALL STATES AND THE DISTRICT OF COLUMBIA:

THIS OFFERING IS BEING MADE SOLELY TO “ACCREDITED INVESTORS,” AS SUCH TERM IS DEFINED INRULE 501 OF REGULATION D UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE ON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) AND REGUlATION D (RULE 506) OF THE SECURITIES ACT AND CORRESPONDING PROVISIONS OF STATE SECURITIES LAWS.

THE SECURITIES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND STATE LAW, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY, COMPLETENESS OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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	9.7	Attorney’s Fees	11
	9.8	Designation of Forum and Consent to Jurisdiction	11
	9.9	Waiver of Jury Trial	11
	9.10	No Assignment	11
	9 11	General Cooperation	12
10.	Definitions		12

APPENDICES:

EXHIBIT A.

Form of Note

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SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of October II, 2017 (the “Effective Date”), by and between The 60 Degrees Pharmaceuticals, LLC., a limited liability company organized and operating in Washington, District of Columbia, USA (the “Company”), and Avante International Limited, a family company based in Hong Kong, (“Investor”).

RECITALS

A.       The Company is engaged in development and commercialization of drugs to treat and prevent tropical diseases.

B.       The Company desires to issue and sell to Investor, and Investor desires to purchase, an unsecured non-convertible promissory note of the Company in the form as the attached EXHIBIT A (the “Note”), pursuant to the terms and conditions of this Agreement and the Note of even date herewith.

D.       The capitalized terms used herein without definition have the meanings ascribed thereto in Section 10 hereof.

AGREEMENT

In consideration of the premises and the mutual promises and covenants herein contained, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.       Issuance, Purchase and Sale of the Note.

1.1       Purchase and Sale.

(a)       Subject to the terms and conditions of this Agreement, Investor hereby agrees to purchase from Company, and Company agrees to issue and sell to Investor, the Notes at a price of Seven Hundred and Fifty Thousand Dollars($ 750,000.00).

(b)       In consideration of the foregoing issuance and sale of the Note, Investor agrees to pay to Company the sum of Seven Hundred and Fifty Thousand Dollars ($750,000.00) (the “Purchase Price”) as provided in Section 1.2 below.

1.2       The Closing.

(a)       Investor shall purchase from the Company, and the Company shall issue and sell to Investor, the Note as set forth in Section 1. l(a) above. The Purchase Price for the Note shall be paid by Investor in one lump sum payment, without notice, demand, deduction or offset, by ACH, wire transfer or check to the bank account of the Company at B11nk of America. The Note is issued and sold as part of an offering of convertible and non-convertible promissory notes in the aggregate principal amount of up to $2,500,000 (the “Offering”).

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(b)       Place. The purchase and sale of the Note (hereinafter referred to as a “Closing”) shall take place once all documents are signed and delivered to the Company’s legal counsel, C. Thomas Hicks III, at DiMuro Ginsberg, PC, t 101 King Street, Suite 610, Alexandria, Virginia 22314. If Investor fails to pay the Purchase Price after all such documents are signed and delivered as set out above then this Agreement shall terminate immediately. Upon such termination Investor’s right to purchase the Note shall be null and void and Investor s hall reimburse the Company within three (3) calendar days following the Company’s written demand for such reimbursement, for all reasonable out-of.pocket costs and expenses (including reasonable attorneys’ fees) incurred by or on behalf of the Company in connection with this Agreement and the sale of the Note contemplated herein.

(c)       Deliveries at Closing. Promptly following the Closing but not later than thirty (30) calendar days, subject to receipt of the Purchase Price, the Company shall deliver to Investor documentation reflecting the purchased Note has been reflected in the Company’s electronic record-keeping of its debt. The Note shall be subject to the rights and conditions set forth in Sections 1.3, ll and hereof.

1.3       Investor Rights to information. Investor will have access, upon written request, to regularly prepared financial statements, Company Manager and Member resolutions and access to the Company’s Manager, Geoffrey S. Dow or his successor(s,) with reasonable notice at reasonable times at the Company’s principal place of business, on a best efforts basis, except that access to information which is confidential under third-party contract and/or Company research and development and other proprietary information will not be accessible. Investor herby agrees that in the event any confidential and/or proprietary information is provided to or learned by Investor, such information shall be kept strictly confidential by Investor and may not disclosed, disseminated, distributed, divulged, used or reproduced in any manner without the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion.

2.       Representations and Warranties of Company. Company represents and warrants to Investor as follows:

2.1       0rW}i7,ation; Authority. Company is a limited liability company duly organized and validly existing under the laws of Washington, District of Columbia, USA, with full company power and authority to execute, deliver and perfom1 this Agreement, to conduct the Business, to own its properties and to consummate the transactions contemplated by this Agreement. The Company was fanned on September 9, 2010, and since the time of its formation has not owned any assets not related to the Business or engaged in any business other than the Business . This Agreement has been duly authorized by all necessary actions of Company and its members and the Manager and constitutes legal, valid and binding obligations of Company , enforceable against it in accordance with their respective teams, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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2.2       No Conflicts . Neither the execution and delivery of this Agreement nor performance by the Company of any or all of the transactions contemplated hereby will violate, conflict with, or give rise to any termination right under (a) any provision of the Articles of Organization, as amended, or the Amended and Restated Operating Agreement of the Company, (b) any material agreement or commitment to which Company is a party, or (c) any law, rule , regulation or order of any court or other Governmental Agency applicable to Company.

2.3       Business/Financial Projections/RISK FACTORS. The Company has provided Investor with a briefing document describing in general the Business and the non convertible note investment opportunity. However, Investor acknowledges and agrees that such briefing document provided to Investor in connection with the transactions contemplated hereunder contains forward looking statements concerning future events that involve material risks and uncertainty, including that. if for any reason. including insufficient available funds, the Company is unable to obtain United States Food and Drug Administration confirmation of the Borrower’s eligibility for a New Drug Application for a tafenoquine prophylactic antimalarial drug and/or there is no PRV Voucher Presale or Priority Voucher Sale, the remaining Note proceeds shall be applied to other drug development projects of the Company. Other financial risks may apply, and Investor is responsible for doing its own due diligence and investigation as to any additional risk factors prior to making this investment.

2.5       Litigation. There is no litigation or governmental or administrative proceeding or, to the knowledge of the Company, any investigation pending or threatened against the Company or affecting the properties or assets of the Company, or, as to matters related to the Company, against any member, manager or key employee of the Company, nor, to the knowledge of the Company (a) bas any material event occurred, or (b) does any material condition exist, on the basis of which any such claim may be asserted.

2.6       - .. The Company has filed on a timely basis all Tax Returns required to be filed on or before the date hereof pursuant to all applicable laws or regulations of each Governmental Agency having jurisdiction over it. AJl Taxes that Company has been required by law to withhold or collect have been duly withheld or collected and paid or will be timely paid to the proper Governmental Agency. All Tax Returns filed by Company are true, complete and complete in all material respects.

2.7       Intellectual Property.

(a)       As of the time of the execution of this Agreement, the Company has the right to use all of the intellectual property which is used by the Company in the Business . Details regarding intellectual property used by the Company are available upon request from the Manager, provided that this does not violate confidentiality provisions of third party agreements, or reveal trade secrets.

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2.8       Contracts and Commitments. All of the material contracts to which the Company is a party are valid, binding, in full force and effect in all material respects and enforceable by Company in accordance with their respective terms in all material respects, subject to applicable bankruptcy, insolvency, reorganization, moratorium. and other laws of general application affecting enforcement of creditors’ rights generally. The Company is not in default under any of the material contracts and no other party to any of the material contracts is in default thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby will not conflict with or result in any violation or default under, or give rise to a right of termination, contract. cancellation or acceleration under any material

2.9       Compliance with Law.

(a)       The operations of the Company have been conducted in accordance with, and the Company is in compliance with, all applicable laws and regulations. The Company has not received any notification of any asserted present or past failure to comply with any such law or regulation.

(b)       All of the Company’s books and records are complete and correct in all material respects, and are available to Investor for inspection and review at the Company’s principal place of business.

2.10       Employee Matters. The Company is in compliance with all applicable laws and regulations (including those of the United States) respecting labor, employment, fair employment practices, terms and conditions of employment. and wages and hours, except for violations, individually or in the aggregate, which are not reasonably likely to have a Material Adverse Effect.

2.l l Debts and Security Interests. The company is subject to the repayment of approximately $6,7000,000 in loan principal plus accrued interest to Knight Therapeutics (Barbados), Inc.• and to $1,596,750 in notes payable to Geoffrey S. Dow. The company also has three convertible notes outstanding to Geoffrey Dow ($377,000), Tyrone Miller ($20,000) and Douglas Loock ($32,000).

2.12 Business. Company is not engaged in any business or operations other than the Business and associated events and activities.

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3          Representations of lnvestor. Investor hereby represents to Company as follows as to itself:

3.1       Organization of Investor; Authorization. This Agreement constitutes the legal. valid and binding obligations of Investor , enforceable against him in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2       No Conflict as to Investor. Neither the execution and delivery of this Agreement by Investor nor the performance of (investor’s obligations hereunder will violate (a) any material agreement or commitment to which Investor is a party or (c) any law or order of any court or other Governmental Agency applicable to Investor.

3.3       Investment Intent. This Agreement is made with Investor in reliance upon Investor’ s representation to Company, which by Investor’s execution of this Agreement Investor hereby confirms, that the Note to be purchased by and issued to Investor (collectively, the “Securities”) will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor hereby further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell. transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.4       Reliance upon Investor’s Representations. Investor understands that the Note is not registered under the Securities Act of 1933 (the "1933 Act").· Investor hereby acknowledges that the Note has not been reviewed by the United States Securities and Exchange Commission ("the SEC") because of Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) and 4(6) of the Act and Regulation D promulgated thereunder, as wen as under exemptions provided for in state laws. Investor represents that the Note is being purchased for his/ her/its own account, for investment and not for distribution or resale to others. Investor agrees that he or she will not transfer, sell, or otherwise dispose of the Note unless it is registered under the Act or unless an exemption from such registration is available.

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3.5       Investment. Investor acknowledges this purchase of the Note is suitable only for highly sophisticated "accredited investors" (as defined below) and that the Company has no independently audited financial statements and full and complete disclosure concerning its financial condition cannot therefore be made. The Company is an early development stage company and has no significant revenues or earnings to date. The purchase of the Note involves a high degree of risk and only investors who can withstand a complete loss of their investment should consider investing in the Company. In this regard, Investor represents that Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that Investor is able to fend for itself, can bear the economic risk of Investor's investment, and has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of the investment in the Note. In furtherance of Investor's due diligence in evaluating the merits and risks of this investment in the Note, Investor represents that Investor has had full and complete access to all documents containing certain organizational, business and financial information about the Company as well as the right to ask for and receive additional information from the Company's management, which Investor has either requested and received, or [investor has chosen to not ask for after the opportunity to review any such information or requests for information with Investor's counsel and/or advisors. Investor specifically represents and wants to the Company the following:

(a)       Investor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (hereinafter. the "1940 Act"), or a company that is excluded from the definition of an investment company solely by reason of the provisions of Sections 3(c)(l) or 3(cX7) of the 1940 Act;

(b)       Investor has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating the merits and risks of an investment in the Company and the capacity to protect his/her/its interest in connection with the proposed investment in the Company and bas obtained, in his/her/its judgment, sufficient information from the Company to evaluate the merits and risks of such investment;

(c)       Investor is acquiring the Note for his/her/its own account, for investment purposes only and not with a view toward distribution or resale of the Note in whole or in part; and

(d)       Investor represents that he/she/it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). The definition of "accredited investor" includes, but is not limited to, the following:

(i) A bank, insurance company, registered investment

company, business development company, or small business investment company;

{ii) An employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

(iii)       A charitable organization, corporation, or partnership with assets exceeding $5 million;

(iv)       A director, executive officer, or general partner of the company selling the securities

(v)       A business in which all the equity owners are accredited investors;

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(vi)       A natural person who bas individual net worth, or joint net worth with the person's spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person;

(vii} A natural person with income exceeding $200,000 in each of the two most recent years or joint in me with a spouse: exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year; or

(viii) A trust with assets in excess of $5 million, not formed to acquire the securities offered, whose purchases a sophisticated person makes.

3.6       Restricted Securities. Investor understands that the Note may not be sold, transferred. or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering tile Note or an available exemption from registration wider the 1933 Act, the Note must be held indefinitely. In particular, Investor is aware that the Note may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available. In this connection, Investor represents that he/she/it is familiar with and understands the resale limitations imposed by Rule 144 under the 1933 Act.

Investor acknowledges that the Note has not been registered under the Act by reason of a claimed exemption under the provisions of the Act that depends, in part, upon his investment intention. Investor understands that, if the Note is sold in the United States or to United States residents, it is the position of the SEC that the statutory basis for such exemption would not be present if his/ her/its representation merely meant that his/her/its present intention was to hold the Note for a short period, for a deferred sale, for a market rise, or for any other fixed period. Investor realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his/ her/its representation to the Company, and the SEC might regard such a sale, transfer, or other disposition as a deferred sale for which the exemption is not available.

Investor agrees that the Company may, if it desires, permit the transfer of the Note by Investor out of his/ her/its name only when his or her request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that the proposed sale, transfer, or disposition does not result in a violation of the Act or any applicable state or province "blue sky" laws (collectively "S securities Laws.") Investor agrees to hold the Company and its directors, officers, controlling persons, and their respective heirs, representatives, successors and assigns harmless to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale, transfer, or disposition of the Note by the undersigned Investor in violation of any Securities Laws or misrepresentation herein.

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Investor acknowledges and agrees that the Company is relying on Investor's representations contained in this Agreement in determining whether to accept this subscription. Investor agrees that the Company has the unrestricted right to reject or limit any subscription and to cl9se the offer at any time.

Investor represents and warrants that all representations made by Investor hereunder are true and correct in all material respects as of the date of execution hereof: and Investor further agrees that until the closing on the Note subscribed for he shall inform the Company immediately of any changes in any of the representations provided by Investor herein.

3.7       Legends. To the extent applicable, each document (whether electronic or on paper) evidencing the Note shall be endorsed with a legend substantially in the form set forth below:

'TIIB NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECE£VED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO TIIE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

3.8       Financial Books and Records. Investor acknowledges that he/she/it has had the opportunity to review the Company's financial books and records but Investor understands and acknowledges that the Company has no independently audited financial statements and full and complete disclosure concerning its financial condition cannot therefore be made.

3.9      Reliance.    The foregoing representations and warranties are made by Investor with the knowledge and expectation that the Company is placing reliance thereon.

4.       Representations to Continue in Effect; Indemnification.

4.1        Continued Effect. All representations and warranties contained in this Agreement shall be true as of the date of this Agreement and, except where limited, shall continue in effect notwithstanding any investigation conducted or knowledge acquired with respect thereto.

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4.2       Indemnification by Company. The Company shall indemnify and hold harmless and reimburse Investor for any loss, liability, claim , damage, cost, expense (including, but not limited to, costs of investigation and reasonable attorneys' fees) or diminution of value of the Note, but excluding any punitive or consequential damages (collectively, "Damages") arising from any (a) material inaccuracy in any of the representations or warranties of the Company in this Agreement or (b) material failure by the Company to comply with any agreement or obligation in this Agreement, in each case when proven and adjudicated in a final, non appealable decision of a court of competent jurisdiction.

4.3       Indemnification by Investor. [investor shall indemnify and hold harmless and reimburse the Company for any Damages arising from (a) any inaccuracy in any of the representations and warranties of Investor in this Agreement, (b) any failure by Investor to comply with any agreement or obligation in this Agreement, or (c) any claim by any Person for brokerage fees, commissions or similar payments based upon any agreement or understanding made by such Investor.

5.       Conditions to Closing of lnvestor.

5.1       Condition§ to Closing. The obligations of Investor under Section 1. I ere subject to the fulfillment on or before the Closing of each of the following conditions:

(a)       Each of the representations and warranties of the Company set forth in Section 2 hereof shall be true in all material respects at the Closing as if then made and Investor shall have received a certificate of the Manager to that eff t.

(b)       The Company shall have made available to Investor all other documents required by this Agreement or otherwise reasonably requested by Investor in connection with the transactions contemplated hereunder. Investor acknowledges and agrees that some or all of such documents made available to Investor in connection with the transactions contemplated hereunder contain forward looking statements concerning future events that involve material risks and uncertainty.

6.       Conditions to Closing of Company. The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Investor:

(a)       The representations and warranties of Investor contained in Section 3 shall be true in an material respects as of the Closing as though such representations and warranties had been made on and as of the date of Closing.

(b)       All authorizations, approvals or permits,, ;'if any* , of' any governmental authority or regulatory body of the United States or of any state that acquired in connection with the lawful issuance and sale of the Note pursuant to this Agreement sq l have been duly obtained and effective as of the Closing.

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7.       Use of Proceeds.

The Company shall use the proceeds from the sale of the Note to fund the prosecution of its New Drug Application with the United States Food and Drug Administration for a determination of eligibility for priority review and to obtain a priority review voucher for a tafenoquine prophylactic antimalarial drug developed by the Company, and general operating and capital expenditures as reasonably determined by management, in furtherance of the Business.

8.       Notices.

All notices, consents and other communications under this agreement shall be in writing or other electronic form and shall be deemed to have been duly given when (a) sent by Certified and Registered U.S. Mail, return receipt requested, or (b) delivered by hand or by recognized overnight courier, or (c) sent by facsimile (with receipt confirmed) or (d) sent via e mail (with acknowledgment of receipt by recipient}, in each case to the appropriate postal addresses. email and facsimile numbers set forth below (or to such other addresses, and facsimile numbers as a party may designate as to itself by notice to the other Parties):

(a)	If to Investor:

Address on Signature Page Below

(b)	If to the Company:

Geoffrey S. Dow

with a copy to:

C. Thomas Hicks III, Esq.

9.       Miscellaneous.

9.1       Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

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9.2       Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

9.3       No Waiver. The failure of a party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement Any waiver must be in writing.

9.4       Exclusive Agreement; Amendment. This Agreement and the other agreements and documents delivered pursuant hereto supersedes any and all other prior or contemporaneous written or oral understandings or agreements among the Parties with respect to its subject matter. This Agreement is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the Parties with respect thereto and cannot be changed or terminated orally. This Agreement may only be amended with prior written consent of the Company and Investor.

9.5       Counterparts. This Agreement may be executed electronically and/or in two (2) or more counterparts, all of which shall be considered an original.

9.6       Governing Law. This Agreement shall be governed by the internal laws of Washington, District of Columbia, USA, without regard to the conflicts of law principles thereof.

9.7       Attorney's Fees. In any action or proceeding brought by a party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover the reasonable costs and expenses incurred by it in connection with that action or proceeding (including. but not limited to, attorneys' fees).

9.8       Designation of Forum and Consent to Jurisdiction. The Parties hereto (a) designate any state or federal court of competent jurisdiction in Washington, District of Columbia, USA, as a forum where all matters pertaining to this Agreement may be adjudicated, and (b) by the foregoing designation, consent to the exclusive jurisdiction and venue of such Court for the purpose of adjudicating all matters pertaining to this Agreement.

9.9       Waiver of Jury Trial. As a specifically bargained inducement for the other Parties to enter into this Agreement, each of the Parties waives any right it may have to have a jury participate in resolving any dispute arising out of or related to this Agreement. Instead, any such disputes resolved in court shall be resolved in a bench trial without a jury.

9.10       No Assignment. No party may assign its rights and obligations under this Agreement without obtaining the prior written consent of the other party (which consent may be withheld by such party in his/her/its sole and absolute discretion), provided, however, the Parties agree that Investor shall have the right at any time and from time to time to assign his/her/its rights under this Agreement or any instrument or document executed in connection herewith for estate planning purposes.

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9.11       General Cooperation. Upon request from the other party following the Closing, each party will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every further act, deed, conveyance, transfer and assurance necessary to better assure compliance with the terms, provisions, purposes and intents of this Agreement and all other agreements, securities and instruments contemplated hereby and thereby, and the effectiveness of the rights, benefits and remedies provided for hereby and thereby.

l0.       Definitions.

As used in this Agreement, the following terms have the meanings specified in this Section 10:

"Business" - Development of drugs to treat and prevent tropical diseases.

"Business Days" - any day other than a Saturday, Sunday or nationally recognized holiday or other day when banks are closed for business.

"Closing" - See Section 1.2.

"Note" - See Recital C.

"Company" — See the first paragraph of this Agreement.

"Effective Date" — See the first paragraph of this Agreement

"Governmental Agency" — The United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing or any authority, department, commission, board, bureau, agency, court or instrumentality of any of the foregoing.

“Investor" - See the first paragraph of this Agreement.

"Material Adverse Effect" - A material adverse effect on the business, assets, results of operations, financial condition or prospects of Company.

"Party" or "Parties" - the Company or the Investor, or both, as the case may be.

"Person" — Any individual or legal entity.

"Securities Act" ·- The Securities Act of 1933, as amended.

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"Truces" - All taxes, penalties, interest, or other assessments or charges including, without limitation, income, transfer, excise, franchise, sales, use, property, employment, withholding. social security, workers' compensation., and _value added taxes and customs duties, imposed by any Governmental Agency.

"Tax Returns" -· Any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Agency in connection with any Taxes.

Other capitalized terms used in this Agreement have the meanings ascribed to them elsewhere in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

COMPANY:	INVESTOR:

60 DEGREES PHARMACEUTICALS,	AVENTE INTERNATIONAL LIMITED
LLC	7/F D1, KIN ON COMMERCIAL
BUILDING. SHEUNG WAN, HONG
HONG
"For and on behalf of

By Geoffrey S. Dow, Manager

WITNESS:	WITNESS:

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EXHIBIT A

Form of Note

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